As filed with the Securities and Exchange Commission on February 27,  1997
                                                       Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  MASTEC, INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                           59-1259279
(State or other jurisdiction of                        (I.R.S  Employer
incorporation or organization)                        Identification No.)


                             3155 N.W. 77TH AVENUE
                           MIAMI, FLORIDA 33122-1205
   (Address, including zip code, of Registrant's principal executive offices)

                                  MASTEC, INC.
                1997 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                           1994 STOCK INCENTIVE PLAN
               1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                              (Full title of plan)


                             JOSE M. SARIEGO, ESQ.
                    SENIOR VICE PRESIDENT - GENERAL COUNSEL
                                  MASTEC, INC.
                             3155 N.W. 77TH AVENUE
                           MIAMI, FLORIDA 33122-1205
                                 (305) 599-2314
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
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                        CALCULATION OF REGISTRATION FEE

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                                            PROPOSED            PROPOSED
                                            MAXIMUM             MAXIMUM         AMOUNT OF
                            AMOUNT TO BE    OFFERING PRICE      AGGREGATE       REGISTRATION
TITLE OF SECURITIES TO      REGISTERED      PER SHARE (2)       OFFERING        FEE
BE REGISTERED                                                   PRICE (2)
---------------------------------------------------------------------------------------------

Common Stock ($.10 par      1,900,000        $55.9375         $106,281,250      $32,206
value)                      shares (1)

=============================================================================================

(1) Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low prices of the Common Stock, $.10 par value, of the Registrant on the New York Stock Exchange on February 26, 1997.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated herein by reference:

        The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

        The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996;

        The Company's Current Reports on Form 8-K dated April 1, May 15, July 15, 1996, January 30, 1997, and February 3, 1997;

        The Company's Proxy Statement for its 1996 Annual Meeting of Stockholders dated May 16, 1996; and

        The description of the Company's Common Stock contained in its Registration Statement on Form S-3 (Registration No. 333-11013).

         All documents and reports filed by the Company or the 1997 Non-Qualified Employee Stock Purchase Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date any such document or report is filed.

ITEM 4.   DESCRIPTION OF SECURITIES.

        Not applicable because the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Amended and Restated Certificate of Incorporation (the "Certificate") provides that the Company will indemnify to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL"), each person who is involved in any litigation or other proceeding because the person is or was a director or officer of the Company, against all expense, loss or liability reasonably incurred or suffered in connection with the litigation or other proceeding. The Company's By-laws provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that the director or officer is not entitled to indemnification.

        Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that the person is or was a director or officer of the corporation, if the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reason to believe his conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of the action or suit, if the person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made if the person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines that the defendant is fairly and reasonably entitled to indemnity for the expenses despite the adjudication of liability.

        Pursuant to Section 102(b)(7) of the DGCL, the Company's Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders, (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the DGCL, or (d) from any transaction from which the director derived an improper personal benefit.

        The Company has obtained primary and excess insurance policies insuring the directors and officers of the Company and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        The following documents are filed as exhibits to this registration statement:

3.1 Certificate of Incorporation of the Company, filed as Exhibit 3(i) to the Company's Registration Statement on Form S-8 (File No. 33-55327) and incorporated by reference herein.

3.2 By-laws of the Company, filed as Exhibit 3.1 to Company's Form 10-Q for the quarter ended March 31, 1996 and incorporated by reference herein.

5.1     Opinion of Jose M. Sariego, Senior Vice President and General Counsel.

23.1    Consent of Coopers & Lybrand L.L.P.

23.2    Consent of Arthur Andersen.

23.3 Consent of Jose M. Sariego, Senior Vice President and General Counsel (included in Exhibit 5.1 above).

24.1    Power of Attorney (included on Signature Page of Registration
        Statement).

ITEM 9.  UNDERTAKINGS.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant further undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a

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court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on February 25, 1997.

                                MASTEC, INC.



                                /s/ EDWIN D. JOHNSON
                                -------------------------------
                                Edwin D. Johnson
                                Senior Vice President - Chief Financial Officer (Principal Financial and Accounting Officer)



        The undersigned directors and officers of MasTec, Inc. hereby constitute and appoint Edwin D. Johnson and Jose M. Sariego and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-8 and any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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Signature                       Title                                       Date
---------                       -----                                       ----

  /s/ JORGE MAS                 President and Chief Executive               February 25, 1997
---------------------------     Officer (Principal Executive Officer)
Jorge Mas


  /s/ JORGE L. MAS              Chairman of the Board                       February 25, 1997
---------------------------
Jorge L. Mas




  /s/ ELIOT C. ABBOTT           Director                                     February 25, 1997
---------------------------
Eliot C. Abbott


  /s/ ARTHUR B. LAFFER          Director                                     February 25, 1997
---------------------------
Arthur B. Laffer


  /s/ SAMUEL C. HATHORN, JR.    Director                                     February 25, 1997
----------------------------
Samuel C. Hathorn, Jr.


  /s/ JOSE S. SORZANO           Director                                     February 25,1997
---------------------------
Jose S. Sorzano


         Pursuant to the requirements of the Securities Act of 1933, the administrator of the undersigned Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on February 25, 1997.

                                 THE MASTEC, INC. 1997 NON-QUALIFIED EMPLOYEE
                                 STOCK PURCHASE PLAN



                                 By: THE MASTEC, INC. EMPLOYEE BENEFITS
                                     COMMITTEE

                                     By: /s/ JOSE M. SARIEGO
                                         ------------------------------
                                         Jose M. Sariego, Chairman

                                 EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION
-------             -----------


5.1            Opinion of Jose M. Sariego, Senior Vice President and General
               Counsel.

23.1           Consent of Coopers & Lybrand L.L.P.

23.2           Consent of Arthur Andersen.